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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) December 24, 1998
                                                       -------------------


                             TECHNICLONE CORPORATION
              -----------------------------------------------------
              (Exact name of registrant a specified in its Charter)


       Delaware                        0-17085                    95-3698422
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(State or other jurisdiction         (Commission                (IRS Employer
   of incorporation)                 File Number)            Identification No.)



         14282 Franklin Avenue, Tustin, California      92780-7017
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         (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code        (714) 508-6000
                                                     -----------------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         On December 24, 1998, Techniclone Corporation, a Delaware corporation (the "Company"), completed the sale/leaseback of its two corporate facilities totaling 47,500 square feet with TNCA, LLC, an unrelated Delaware limited liability company, for an aggregate sale price of $6,100,000. Consideration received by the Company includes a cash payment of $4,175,000 and receipt of a Note totaling $1,925,000 issued by TCNA Holding, LLC, a Delaware limited liability company and parent of TNCA, LLC. The Note Receivable bears 7% interest, is payable monthly based on a 20-year amortization, and is due upon the earlier to occur of: the sale of the property or the end of the initial lease term (12 years). The consideration received by the Company for the sale/leaseback of the facilities was determined pursuant to arm's-length negotiation between the Company and the buyer/landlord, taking into account the value of similar facilities in the same geographic region, comparable transactions, and the market for such facilities generally.

         The leaseback is a Triple Net Lease, wherein the lessee (the Company) is responsible for all expenses incurred in the maintenance of the building including property taxes and insurance. The Company negotiated a twelve-year lease with two five-year extension options. The initial base rent is $56,250 per month, with 3.35% rent increases at two year intervals. Concurrently, the Company borrowed $200,000 from TNCA Holdings, LLC pursuant to a 7% note payable over a three year period. The net cash received by the Company, reduced by the amounts required to satisfy existing mortgages (totaling $1,942,000), expenses of the sale, lease deposits, prorated rent and the increase of the $200,000 borrowing, amounted to $1,921,000.

         The Company's continued existence is dependent on obtaining funding for operations from all possible sources. As such, the Company entered into this sale/leaseback transaction in order to obtain the net cash proceeds mentioned above. Under the terms of the sale/leaseback, the Company recovered its original building purchase price and substantially all of its investment in facility improvements. The remaining unrecovered investment resulted in a non-cash charge of approximately $730,000 based on the excess of the net book value of the sale/leaseback assets sold over the net consideration received after commissions and other transaction costs which totaled approximately $256,000. The Company's new management has revised its manufacturing strategy from one of investing in facilities and equipment to produce potential future products in-house to having this production performed by outside contract manufacturers. As a result of this decision, the Company recorded a non-cash charge of approximately $440,000 related to the write-off of manufacturing facility design costs capitalized in the prior fiscal year which will not be utilized. The total of these non-cash charges recorded in December 1998 was approximately $1,170,000.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.   Not applicable.
         ------------------------------------------

(b)      Pro Forma Financial Information.   Not applicable.
         --------------------------------

(c)      Exhibits.
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               99.1 Text of Press Release dated December 28, 1998.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 1998               TECHNICLONE CORPORATION


                            By: /S/ STEVEN C. BURKE
                               -----------------------------
                               Steven C. Burke, Chief Financial Officer


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